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                                PAULA Financial

                           1994 STOCK INCENTIVE PLAN

     Section 1. PURPOSE OF PLAN

     The purpose of this 1994 Stock Incentive Plan ("Plan") of PAULA Financial, a California corporation (the "Company"), is to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in the Company, and to enable the Company to attract, retain and motivate its non-employee directors and further align their interests with those of the stockholders of the Company by providing for or increasing the proprietary interests of such directors in the Company.

     Section 2. PERSONS ELIGIBLE UNDER PLAN

     Any person, including any director of the Company, who is an employee of the Company or any of its subsidiaries (an "Employee") shall be eligible to be considered for the grant of Awards (as hereinafter dined) hereunder. Any director of the Company who is not an Employee (a "Non-employee Director") shall automatically receive Non-employee Director Options (as hereinafter defined) pursuant to Section 10 hereof, but shall not otherwise participate in this Plan.

     Section 3. AWARDS

     (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Employee that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock, no par value, of the Company ("Common Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such
Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

     (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into to or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

     (c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

     (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

     (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:


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          (A) the delivery of previously owned shares of capital stock of the
     Company (including "pyramiding") or other property,

          (B) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award, or

          (C) the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee;

     (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or

     (iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option").

     Section 4. STOCK SUBJECT TO PLAN

     (a) The aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 275,000, subject to adjustment as provided in Section 7 hereof.

     (b) At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) and Non-employee Director Options granted under this Plan shall not exceed 275,000, subject to adjustment as provided in Section 7 hereof.

     (c) For purposes of Section 4(b) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards and Non-employee Director Options granted under this Plan shall at any time be deemed be equal to the sum of the following:

     (i) the number of Common Shares which were issued prior to such time pursuant to Awards and Non-employee Director Options granted under this Plan, other than Common Shares which were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards or Non-employee Director Options and with respect to which the holder thereof received no benefits of ownership, such as dividends; plus

     (ii) the number of Common Shares which were otherwise issuable prior to such time pursuant to Awards and Non-employee Director Options granted under this Plan, but which were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or Non-employee Director Options or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

     (iii) the maximum number of Common Shares which are or may be issuable at or after such time pursuant to Awards and Non-employee Director Options granted under this Plan prior to such time.

     Section 5. DURATION OF PLAN


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     Neither Awards nor Non-employee Director Options shall be granted under this Plan after March 31, 2004. Although Common Shares may be issued after March 31, 2004 pursuant to Awards and Non-employee Director Options granted prior to such date, no Common Shares shall be issued under this Plan after March 31, 2014.

     Section 6. ADMINISTRATION OF PLAN

     (a) This Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more directors. At all times after the Company makes an initial public offering of its Common Shares or otherwise registers its Common Shares under the Exchange Act, each of the directors who are members of the Committee shall be a "disinterested person" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time).

     (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

     (i) adopt, amend and rescind rules and regulations relating to this Plan;

     (ii) determine which persons meet the requirements of Section 2 hereof for eligibility under this Plan and to which of such eligible persons, if any, Awards shall be granted hereunder;

     (iii) grant Awards to eligible persons and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

     (iv) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

     (v) interpret and construe this Plan and the terms and conditions of any Award or Non- employee Director Options granted hereunder.

     Section 7. ADJUSTMENTS

     If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards and Non-employee Director Options theretofore granted under this Plan and (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards and Non-employee Director Options thereafter granted under this Plan.

     Section 8. AMENDMENT AND TERMINATION OF PLAN


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     The Board may amend or terminate this Plan at any time and in any manner; provided, however, that (i) no such amendment or termination shall deprive the recipient of any Award or Non-employee Director Option theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto, and (ii)
Section 10 hereof shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

     Section 9. EFFECTIVE DATE OF PLAN

     This Plan shall be effective as of March 31, 1994, the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by
(a) the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of California or (b) the written consent of the holders of majority of the securities of the Company entitled to vote.

     Section 10. Non-employee DIRECTOR OPTIONS

     (a) On the first business day of each of the Company's fiscal years beginning with the fiscal year commencing in January 1995, each director who is not an employee of the Company (a "Non-employee Director"), shall automatically be granted an option (a "Non-employee Director Option") to purchase 2,750 Common Shares. If a person shall become a Non-employee Director on any day after a Date of Grant (as defined below) and prior to the end of the fiscal year of the Company immediately following such Date of Grant, and Non-employee Director Options may be granted under this Plan on such day, such person shall automatically be granted a Non-employee Director Option to purchase that number of Common Shares equal to (1) 2,750 multiplied by (2) a fraction, the numerator of which is equal to 365 minus the number of days since the end of the last fiscal year, and the denominator of which is equal to 365.

     (b) In addition, each Non-employee Director on the date of the consummation of the Company's initial public offering shall be granted a Non-employee Director Option to purchase 2,750 shares on such date, with an exercise price per share equal to the initial public offering price per share in such offering.

     (c) If, on any date upon which Non-employee Director Options are to be automatically granted pursuant to this Section 10, the number of Common Shares remaining available for options under this Plan is insufficient for the grant to each Non-employee Director of a Non-employee Director Option to purchase the entire number of Common Shares specified in this Section 10, then a Non-employee Director Option to purchase a proportionate amount of such available number of Common Shares (rounded to the nearest whole share) shall be granted to each Non-employee Director on such date.

     (d) Each Non-employee Director Option granted under this Plan shall become exercisable immediately upon the date such Non-employee Director Option is granted (the "Date of Grant").

     (e) Each Non-employee Director Option granted under this Plan shall expire upon the first to occur of the following:

          (i) The first anniversary of the date upon which the optionee shall cease


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     to be a Non-employee Director as a result of death, total disability or retirement pursuant to the Company's then applicable retirement policy, if any;

          (ii) The 90th day after the date upon which the optionee shall cease to be a Non- employee Director for any reason other than death or total disability; or

          (iii) The fifth anniversary of the Date of Grant of such Non-employee Director Option.

     (f) Each Non-employee Director Option granted pursuant to paragraph (a) of this Section 10 shall have an exercise price equal to 100% of the fair market value of the Common Shares as reasonably determined by the Committee on the business day preceding the Date of Grant. The exercise price of any Non-employee Director Option granted under this Plan, including Non-employee Director Options granted under paragraph (b) of this Section 10, shall be payable in cash or by check upon the date of exercise.


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